OPTION TO PURCHASE AND SALE AND PURCHASE AGREEMENT

                       LIBERTY PETROLEUM CORPORATION AND

                             SANTOS RESOURCE CORP.

                                JANUARY 31, 2012

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                               TABLE OF CONTENTS

                     Clause                                                 Page
1     DEFINITIONS AND INTERPRETATION                                        3
1.1     Definitions                                                         3
1.2     Interpretation                                                      6
2     AGREEMENT TO SELL AND PURCHASE                                        7
2.1     Option to buy                                                       7
2.2     Agreement to sell and purchase                                      7
3     CONDITIONS                                                            8
3.1     Conditions precedent                                                8
3.2     Responsibility                                                      8
4     PAYMENT OF THE PURCHASE PRICE                                         8
4.1     Payment of the Purchase Price                                       8
4.2     Close of Escrow and release of balance of Purchase Price            9
4.3     Termination                                                         9
5     RIGHTS AND OBLIGATIONS PRIOR TO THE COMPLETION DATE                   9
5.1     Conduct prior to Completion                                         9
5.2     Confidential Information                                           10
5.3     Factors relevant to Seller's obligations                           10
6     COMPLETION                                                           10
6.1     Time and place of Completion                                       10
6.2     Seller's Completion obligations                                    10
6.3     Payment and delivery on Completion                                 11
6.4     Registration prior to Completion                                   11
7     SALE AND PURCHASE OF THE LICENSE INTEREST                            12
7.1     Acquisition of the License Interest by the Purchaser               12
7.2     The Purchaser may farm out                                         12
7.3     Royalty Interest                                                   12
7.4     Reversion of License Interest to Seller                            13
8     SELLER'S WARRANTIES                                                  13
8.1     Seller's Warranties                                                13
8.2     Ability to claim                                                   13
8.3     Limitation on Claims                                               14
8.4     Management of third party Claims                                   14
9     EXCLUSION OF OTHER WARRANTIES                                        15
9.1     Other warranties excluded                                          15
9.2     Remedies for breach of Seller's Warranties or Claims               16
9.3     Recovered amounts                                                  16
10     CONFIDENTIALITY                                                     16
10.1     Confidentiality before Completion                                 16
10.2     Public announcements                                              17
11     PURCHASER'S WARRANTIES                                              17
12     INDEMNITY AND BREACH                                                17
12.1     Seller's indemnity                                                17
12.2     Seller's remedies                                                 17
12.3     Notice of breach                                                  18
12.4     Limitation on claims                                              18
12.5     Purchaser's indemnity                                             18
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13     TAXATION                                                            18
13.1     GST                                                               18
13.2     Recognition of income and expenses                                19
14     COSTS AND EXPENSES                                                  19
14.1     Stamp duty and registration fees                                  19
14.2     Costs and expenses                                                19
15     MERGER                                                              19
16     ASSIGNMENT                                                          20
17     FURTHER ASSURANCES                                                  20
18     ENTIRE AGREEMENT                                                    20
19     WAIVER                                                              20
20     NOTICES                                                             20
21     GOVERNING LAW AND JURISDICTION                                      21
22     COUNTERPARTS                                                        21

SCHEDULE 1 - SELLER'S WARRANTIES                                           23

SCHEDULE 2 - DISCLOSURES                                                   26

SCHEDULE 3 - PURCHASER'S WARRANTIES                                        27


ANNEXURE A - ROYALTY GRANT DEED

ANNEXURE B - DEED OF ASSIGNMENT AND ASSUMPTION

ANNEXURE C - SIX-MONTH PROMISSORY NOTE

ANNEXURE D - NINE-MONTH PROMISSORY NOTE

ANNEXURE E - ESCROW AGREEMENT

ANNEXURE F - COMMON STOCK LEAKAGE AGREEMENT

ANNEXURE G - BIDDING DOCUMENT
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THIS AGREEMENT IS MADE ON JANUARY 31, 2012 BETWEEN THE FOLLOWING PARTIES:

1. LIBERTY PETROLEUM CORPORATION ARBN 086 194 443, of Suite 540, 10851 North Black Canyon Highway, Phoenix, Arizona, 85029 USA (SELLER), and

2. SANTOS RESOURCE CORP., as the designate of KEITH SPICKELMIER of Suite 1700, One Riverway Drive, Houston, Texas, 77056 USA (PURCHASER).


RECITALS

A.     Liberty  is  the  successful  applicant for Petroleum Exploration License
(PEL)  512  in  the  State  of  South  Australia  (designated  as  CO2009-A).

B. The Parties entered into a Letter of Intent dated September 12, 2011, as amended by i) First Amendment to Letter Agreement effective November 4, 2011 and
ii) Second Amendment to Letter Agreement effective November 15, 2011 and as amended and restated in the First Amended and Restated Document dated December 1, 2011 and further amended in the Santos PEL 512 Purchase Price Advance agreement dated December 28, 2011 (the "LOI"), in respect of the matters herein agreed.

C. The Parties wish to enter into this Agreement to create a formal and binding agreement between them as to the matters contemplated in the LOI.

D.     The LOI provides (inter alia) as follows:

a) The payment of $150,000 deposit paid by the Purchaser to Liberty upon signing and extending the LOI (the "Option").
b) The payment of $200,000 as an advance against the Purchase Price paid by the Purchaser to the Seller pursuant to an agreement executed by the parties on December 28, 2011.
c)     That  this Agreement would be signed on or prior to January 31, 2012, and

d) That the Purchaser will pay good and valuable consideration to Liberty, including the grant to Liberty of a royalty interest in petroleum produced and sold from the License.

NOW IT IS AGREED as follows:


1     DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

In this Agreement, including the recitals and Schedules, the following definitions apply unless the context requires otherwise:

AFFILIATE of a specified person means another person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or under common control with the specified person.

APPROVAL AND REGISTRATION means the process of approval and registration of registrable dealings under section 113 of the Petroleum Legislation;

BIDDING DOCUMENT means the document submitted by Seller to the Minister as Application No. CO2009-A, a copy of which is attached as Annexure G to this Agreement;
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BUSINESS DAY means a day on which banks are open for general banking business in
Houston,  Texas;

CLAIM means, in relation to any person, a claim, action, proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent;

COMMON STOCK LEAKAGE AGREEMENT means the investor contract, the form of which is attached as Annexure F, entered into between the Public Company and the Seller or its designees, as a condition precedent for the issuance of the Public Company common stock under this Agreement;


COMPLETION means completion by the parties of the sale and purchase evidenced by this Agreement;

COMPLETION DATE means that date, after the satisfaction of the conditions precedent in clause 3.1, and receipt by the Escrow Agent of all items pursuant to Clauses 4.1 and 4.2 hereof, that the Escrow Agent closes the escrow and releases the Licensed Interest and ancillary documents to the Purchaser, and the Purchase Price to the Seller, or such other date as the Seller and the Purchaser may agree;


CORPORATIONS  LAW  means  the  2005 Texas Code - Texas Business Corporation Act;

DATA ROOM means the offices of Robert Kamon located in Cisco, Texas to which the Purchaser has had access to information and materials relating to the License Interest;

DATA ROOM DOCUMENTATION means all documentation contained in the Data Room or listed in the data room index provided to the Purchaser or its representatives and answers to any questions supplied by Seller, and includes supplementary data and information provided to the Purchaser or its representatives up to and including the date of this Agreement;


DEED OF ASSIGNMENT AND ASSUMPTION means the document whereby the License will be assigned and transferred from Seller to the Purchaser and which will be lodged with the Minister for Approval and Registration;

DISCLOSURES means an item of information, communication or disclosure contained in the categories of information referred to in Schedule 2;

DISCLOSURE MATERIAL means all written or electronic information and data prepared by Seller, its Affiliates or any of its representatives in connection with the transactions contemplated by this Agreement:

(a)     contained  in  the  Data  Room;  or

(b) provided to the Purchaser, its Affiliates, representatives, advisers or employees by Seller up to the date of this Agreement;

DOLLAR  ($)  means  the  currency  of  the  United  States  of  America;

     EFFECTIVE DATE means the later of either the date shown above or the date on which both parties execute this Agreement;

     ESCROW AGENT mean Purchaser's attorney, Randall W. Heinrich, Attorney At Law at Gillis, Paris & Heinrich, PLLC, 8 Greenway Plaza, Suite 818 Houston, Texas 77046, acting as the Escrow Agent for this transaction;
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     ESCROW  AGREEMENT  means  the documented arrangement with the Escrow Agent, the  form  of  which  is  set  out  in  Annexure  E  hereto;

GOVERNMENT AGENCY means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

GST means any tax or government impost in the nature of a tax on the supply of goods and services, real property or any other thing imposed by the Commonwealth of Australia;

INTEREST RATE means the rate per annum determined by Seller (and agreed by the Purchaser) to be the arithmetic mean during the applicable interest period of one month term London Interbank Offer Rates (LIBOR rates) for US$ as published on the first Business Day of each month by the Financial Times of London and referred to as the Interbank Fixing Rate, plus an additional 3% per annum;

LICENSE means the Petroleum Exploration License (PEL) 512 granted or to be granted to Seller under the Petroleum Legislation in South Australia in satisfaction of Seller's application No. CO2009A for PEL 512 or any other license granted under the Petroleum Legislation in place or as a result of PEL 512;

LICENSE INTEREST means all legal and beneficial interests in, and title to, the License;

MINISTER means the Minister of the Government of the State of South Australia responsible under and for the Petroleum Legislation;

NASD:  OTCBB  means  the  Over  The  Counter  Bulletin  Board  Market;

OPERATOR  means  the  Purchaser;

OPTION means the exclusive option for the Purchaser to buy the License Interest from Seller during the Option Period, as granted by Seller to the Purchaser under the terms of the LOI and this Agreement;

OPTION ASSIGNMENT means the agreement dated January 10, 2012 entered into by the Purchaser and Keith Spickelmier under which Keith Spickelmier assigned the LOI to the Purchaser and under which the Purchaser accepted such assignment and assumed all of Keith Spickelmier's obligations and liabilities under the LOI;

OPTION PERIOD means the period expiring 270 days from the Effective Date unless extended by further written agreement between the parties;

PARENT  ENTITY  has  the  meaning  given  to  that term in the Corporations Law;

PETROLEUM  has  the  meaning given to that term under the Petroleum Legislation;

PETROLEUM LEGISLATION means the Petroleum and Geothermal Energy Act 2000 (SA) as well as all regulations, administrative directions and determinations made under that Act;

PROMISSORY NOTES means the two documents of indebtedness being delivered by the Purchaser to the Seller the forms of which are attached as Annexures C and D to this Agreement;

PUBLIC COMPANY means the Purchaser, a company listed with the United States Securities Exchange Commission whose common stock is traded on the NASD:OTCBB under the symbol SANZ;
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PURCHASE  PRICE  means  $1,550,000,  payable  in  cash and promissory notes, and twelve million (12,000,000) shares of Public Company common stock payable as set out in Clause 4 below;

PURCHASER'S  WARRANTIES  means  the  representations  and  warranties set out in
Schedule  3;

ROYALTY GRANT DEED means the document whereby the Purchaser grants and assigns the Royalty Interest to the Seller as part consideration for the purchase of the License Interest, substantially in the form set out in Annexure A to this Agreement;

ROYALTY INTEREST means an interest in the Wellhead Value of all Petroleum sold from the License, as more particularly described in the Royalty Grant Deed;

SECURITY  INTEREST  means:

(a)     any  interest  or  power:

(1) reserved in or over any interest in the License including, without limitation, any retention of title; or

(2) created or otherwise arising in or over any interest in the License under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created but does not include any claim, royalties or interest under the Petroleum Legislation; and

(b) any production payment, royalty, override, net profit interest or other contractual obligation in respect of the License;

SELLER'S WARRANTIES means the representations and warranties of the Seller set out in Schedule 1.

SUBSIDIARY  ENTITY  has  the meaning given to that term in the Corporations Law;

TAX includes any income tax, land tax, sales tax, payroll tax, fringe benefits tax, group tax, profit tax, property tax, customs duties, excise duties, franking deficits tax, stamp duty, petroleum resource rent tax, resource super profits tax, GST, value added tax, bank accounts debits tax, financial institutions duty or any other taxes or duties which have been or are assessed or imposed by any Government Agency or statutory body (including fines, additional tax, interest or penalties);

TRANSACTION DOCUMENTS means this Agreement and the Deed of Assignment and Assumption.

WELLHEAD  VALUE  has  the  meaning given to that term in the Royalty Grant Deed;

1.2     INTERPRETATION

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise:
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(a)     The singular includes the plural and conversely.
(b)     A gender includes all genders.
(c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e) A reference to a clause, Annexure or Schedule is a reference to a clause or annexure of or a schedule to this Agreement.

(f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

(g) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns (and, where applicable, the party's legal personal representatives).

(h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i) A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.


(j) A reference to title, authority, license or permit issued under the Petroleum Legislation or any other statute includes a renewal, extension, re-issuance or variation of that instrument and includes any other instrument issued or granted in substitution for, or pursuant or ancillary to that instrument, and any other instrument conferring the same or similar rights previously the subject of that title, authority, licence or permit.



2     OPTION TO PURCHASE AND AGREEMENT TO SELL AND PURCHASE


2.1     OPTION  TO  PURCHASE

The Seller hereby grants to the Purchaser, and the Purchaser hereby accepts, on the terms and conditions set out in this Agreement, the Option to purchase the License Interest for the Purchase Price and other good and valuable consideration, free from all Security Interests. The Purchaser may exercise the Option upon the satisfaction of the conditions precedent in clauses 3.1(a) and 3.1(b) within the Option Period.

2.2     AGREEMENT  TO  SELL  AND  PURCHASE

Subject to satisfaction of the terms of this Agreement, as between the parties, and the satisfaction of the condition precedent in clause 3.1(c), title to and property in the License Interest will be treated as having passed to the Purchaser with effect as of and from the Completion Date.
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3     CONDITIONS

3.1     CONDITIONS PRECEDENT

The obligations of the parties in respect of Completion do not become binding unless and until:

(a) All consents, permits and approvals relative to native title that affect, may affect or may be expected to affect the ownership, value and use of the Licensed Interest have been obtained or resolved to the Purchaser's satisfaction, acting reasonably;

(b)     the  Minister  grants  and  issue  the  License  to  the  Seller;  and

(c) the Minister grants Approval and Registration of the Deed of Assignment and Assumption under the Petroleum Legislation.

3.2     RESPONSIBILITY

(a) The conditions precedent in clause 3.1 are for the benefit of both parties and cannot be unilaterally waived.

(b) Each party will use its reasonable endeavors to obtain satisfaction of the conditions precedent referred to in clause 3.1, and the provisions of clause 6.4(b) and (c) apply to the process of Approval and Registration of the Transaction Documents.


4     PAYMENT OF THE PURCHASE PRICE

4.1     PAYMENT OF THE PURCHASE PRICE

If the Purchaser should exercise its Option under clause 2.1, the Purchaser agrees to pay or grant or cause to be paid or granted the Purchase Price to the Seller as follows:

(a) The Seller hereby acknowledges receipt from Purchaser of and accords a Purchase Price credit for cash deposits totaling $150,000.

(b) The Seller hereby also acknowledges receipt from the Purchaser of a Purchase Price advance cash payment of $200,000.
(c) Within 20 Business Days following the date that this Agreement is executed by all required signatories, the Purchaser must pay the Seller or its lawyers, the sum of $200,000.

(d)     Upon  delivery  of the License by the Seller into escrow with the Escrow
Agent,  the  Purchaser  must  deposit  with  the  Escrow  Agent  the  following:

(1)     certified funds in the amount of $250,000;

(2) an executed Promissory Note in the principal sum of $500,000 bearing interest at the Interest Rate, payable 6 months following the date of formal
Approval  and  Registration  (herein  referred  to  as  the  "Due  Date");

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(3)     an  executed Promissory Note in the principal sum of $250,000.00 bearing interest  at  the  Interest  Rate,  payable 9 months following the Due Date; and

(4) shares of the Public Company common stock totaling 12,000,000 shares and the accompanying Common Stock Leakage Agreement.


4.2     CLOSE OF ESCROW AND RELEASE OF BALANCE OF PURCHASE PRICE

The Escrow Agent shall hold all such materials and funds under the terms of the Escrow Agreement. Upon receipt of all of the matters, as set out in clause 4.1 above, together with formal confirmation of all regulatory approvals, including Approval and Registration, required to transfer and confirm the Purchaser's ownership of the whole of the License Interest, as herein agreed, the Escrow Agent will release all such matters, documents and funds to the relevant parties to complete the purchase, sale and assignment of the License Interest and the transfer of the License to the Purchaser.

4.3     TERMINATION

If,  for  any  reason  whatsoever:

a) The Seller does not receive the grant of the License from the Minister, or other issuing authority, together with all other required approvals, permits, consents and ancillary items within the Option Period, and the Purchaser delivers notice to the Seller in writing that it does not wish to exercise its Option for that reason; or

b) Approval and Registration is denied or refused by the Minister or other competent authority in that regard, or cannot be obtained, or the assignment of the License Interest cannot, for any reason, be completed to the Purchaser's satisfaction, acting reasonably, and the Purchaser gives notice to the Seller in writing of the termination of this Agreement for that reason, then, in either circumstances, (i) the Escrow Agent will forthwith release the funds deposited under clause 4.1(d), the Promissory Notes, and the shares and share assignments to the Purchaser, and (ii) within 30 Business Days, Seller must repay to the Purchaser the funds paid or credited to it under clauses
4.1(a),  4.1(b)  and  4.1(c)  above.



5     RIGHTS AND OBLIGATIONS PRIOR TO THE COMPLETION DATE

5.1     CONDUCT PRIOR TO COMPLETION

The Seller is responsible for the administration of the License Interest until the Completion Date. Prior to the Completion Date, except as expressly disclosed in this Agreement or consented to by the Purchaser, the Seller must inform and consult with the Purchaser on all material matters relating to the License Interest. In particular, but without prejudice to the generality of the foregoing:
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(a)     the Seller must not create any Security Interest over any of the License
Interest  or  dispose of any of its interest in any of the License Interest; and

(b) the Seller must provide to the Purchaser copies of all material notices received by it from the Minister or any other party in respect of the License Interest.

The Purchaser must not unreasonably withhold or delay any consent, which may be required under this clause 5.1. The Purchaser will be taken to have given its consent for the purposes of this clause 5.1, if the Purchaser does not, within a period of time that is reasonable in the context of the matter to which the consent relates, notify the Seller that it refuses its consent. In this clause 5.1, a reasonable period of time means within 96 hours after being notified by the Seller of a proposed action.

5.2     CONFIDENTIAL INFORMATION

Any information obtained by the Purchaser by reason of clause 5.1 is deemed to be "Confidential Information" and after the Effective Date is subject to the terms of clause 9.


5.3     FACTORS RELEVANT TO SELLER'S OBLIGATIONS

In complying with its obligations under clause 5.1, the Seller is not required to do or allow to be done anything, which would, in the Purchaser's reasonable opinion:

(a)     unreasonably  disrupt  or  adversely  impact  the  License  Interest;

(b) breach any obligations (including obligations of confidentiality) that the Seller owes to any third party or under any law or regulations; or

(c)     materially  prejudice  the  likelihood  of  Completion  occurring.


6     COMPLETION

6.1     TIME AND PLACE OF COMPLETION

Completion of the sale and purchase of the License Interest will take place on the Completion Date at the offices of the Seller at Suite 540, 10851 North Black Canyon Highway, Phoenix, Arizona, USA or at any other place as the Seller and the Purchaser may agree in writing. The parties may alternatively elect to effect Completion by execution of counterpart signatures remotely.

6.2     SELLER'S COMPLETION OBLIGATIONS

On  the  Completion  Date,  the  Seller  must  deliver  to  the  Purchaser:

(a) where applicable, a copy of the Deed of Assignment and Assumption, executed by the Seller in registrable form except for the payment of any duty or registration fee;

(b) any other document reasonably required by the Purchaser to vest full possession and benefit of the License and the License Interest in the Purchaser;
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(c)     the  originals  of  all instruments, title documents, contract documents and  other  records  relating  to  the  License;

(d)     a  copy  of  the  Royalty  Grant  Deed  executed  by  Seller;  and


(e) a copy of this Agreement, which has been Approved and Registered by the Minister.


6.3     PAYMENT AND DELIVERY ON COMPLETION

On the Completion Date and subject to the timely and proper performance by the Seller of the obligations on its part to be performed under clause 6.2, the Purchaser must:

(a) pay to the Seller the balance of the Purchase Price in cash and stock value in accordance with clause 4.1; and

(b) where applicable, deliver to the Seller a copy of the Deed and Assignment and Assumption executed by the Purchaser and a copy of the Royalty Grant Deed executed by the Purchaser.

6.4     REGISTRATION PRIOR TO COMPLETION

(a) Immediately prior to Completion, the Purchaser and Seller must submit all Transaction Documents not already approved and registered, including the Deed of Assignment and Assumption, for Approval and Registration.

(b) Each party must co-operate with the other and do all things reasonably necessary to obtain Approval and Registration in accordance with this clause 6.4.

(c)     Without  limiting  the  generality  of  paragraph  (b):

(1) each party must make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling Approval and Registration to be obtained;

(2) no party may withdraw or procure the withdrawal of any application made or information supplied under paragraph (c)(1);

(3) no party may take any action that would or would be likely to prevent or hinder Approval and Registration; and

(4) each party must supply to the others copies of all applications made and all information supplied for the purpose of obtaining Approval and Registration.

(d) Upon Approval and Registration, the parties shall, as between themselves, treat the transfer of title to and property in the License and the License Interest and the risk of damage to or loss of any of the License Interest as taking effect as of and from the Completion Date.

(e) Each of the parties acknowledges that paragraph (d) is intended to operate, subject to the provisions of the Petroleum Legislation, to give each party all of the rights, powers and remedies and all of the obligations, duties and liabilities that each of them would have had on and from the Completion Date, as if each provision of this Agreement has come into force and taken effect in all respects on the Completion Date.

(f) The Purchaser must, upon the Approval and Registration of the dealings evidenced by the documents submitted in accordance with this clause 6.4, promptly give the Seller Notice of the Approval and Registration and provide the Seller with a copy of the evidence of such Approval and Registration.



7     SALE AND PURCHASE OF THE LICENSE INTEREST

7.1     ACQUISITION  OF  THE  LICENSE  INTEREST  BY  THE  PURCHASER

(a) The Purchaser will be entitled to acquire the License Interest from the Seller by:
(i)     paying  the  Purchase  Price  to  the  Seller;
(ii) committing to the guaranteed work program and the total guaranteed expenditure subject to which the License has been or will be granted as set out in the Bidding Document without variation or extension, unless application for such variation or extension is approved prior in writing by the Seller or unless the Purchaser has reasonable excuse for such variation or extension due to a force majeure circumstance (the "GUARANTEED WORK PROGRAM"); and

(iii) granting the Royalty Interest to the Seller by execution of the Royalty Grant Deed; and

(b) subject to Completion, the Purchaser agrees to assume all of the obligations and liabilities arising in relation to the License including all work and expenditure obligations in respect of the Guaranteed Work Program on and from the Completion Date.

7.2     THE  PURCHASER  MAY  FARM  OUT

The Purchaser may assign, in whole or in part, to one or more parties, any of its rights under this Agreement to enable it to satisfy the License commitments or any other obligation under this Agreement or otherwise provided that any such assignee assumes the assigned part of the Purchaser's obligations and liabilities under this Agreement, and the Seller agrees to do all acts, matters or things required by the Purchaser to give effect to the acquisition of such an interest by a third party.

7.3     ROYALTY  INTEREST

Subject to Completion, the Purchaser is deemed to have granted to the Seller the Royalty Interest pursuant to the Royalty Grant Deed. The Royalty Interest will be enduring and will continue until the whole of the License has been relinquished or terminated. The Royalty Interest will apply in the event the License is relinquished and then a new license is granted to the Purchaser during a one-year period. To the extent that the Purchaser wishes to assign, sell or otherwise dispose of its interest in the License to a third party the Purchaser must ensure that that third party purchaser takes its interest subject to the Royalty Interest.

7.4     REVERSION  OF  LICENSE  INTEREST  TO  THE  SELLER

If the Purchaser fails in any material way to perform the Guaranteed Work Program and the Purchaser has failed to obtain a variation of the Guaranteed Work Program from the Minister or the relevant Government Agency to:

(a)     a  waiver  of  the  breach;  or

(b)     an  extension  of  time  to  rectify  such  breach,

then the Seller is entitled to request that the Purchaser transfers the License Interest back to the Seller. Prior to exercising such right of reversion, the Seller agrees to issue a Notice to the Purchaser requesting that the Purchaser remedies the default within 90 days after the date of the Notice. If the Purchaser fails to remedy the default within this period, the Seller may exercise its right of reversion by further Notice to the Purchaser. Forthwith upon receiving such Notice the Purchaser agrees to execute and deliver a transfer of the License Interest to the Seller and execute and deliver such other documents reasonably required by the Seller to vest full possession and benefit of the License Interest in the Seller. In such event, the Purchaser also agrees to indemnify the Seller against and hold the Seller harmless from all claims arising in respect of works performed by the Purchaser prior to the date of such reversion. Any variation to the Guaranteed Work Program requires consent from the Seller which cannot be unreasonably withheld.



8     SELLER'S WARRANTIES

8.1     SELLER'S WARRANTIES

The Seller represents and warrants to the Purchaser that as at the date of this Agreement, and as at Completion (unless otherwise stipulated), each of the statements made in Schedule 1 is accurate.


8.2     ABILITY TO CLAIM

Except with respect to obligations under clause 10, the Seller will not be liable to the Purchaser for any Claim under the Seller's Warranties, for any breach of this Agreement or otherwise:

(a) unless the Purchaser has given Notice to the Seller setting out full details of the Claim (including without limitation, reasonable details of the fact, circumstance or event giving rise to the Claim, the nature of the Claim and, to the extent that it is able to do so, the Purchaser's calculation of the loss suffered by it) as soon as reasonably practicable after the Purchaser becomes aware of the fact, matter or circumstance on which the Claim is based, and in any event within 12 months after Completion;

(b) if the amount finally adjudicated or agreed against the Seller in respect of that Claim is less than $10,000;

(c)     if the aggregate amount of Claims made is less than $10,000;

(d) to the extent that the Claim is based on any fact, matter or circumstance:

(1)     contained in the Disclosures;
(2)     contained in this Agreement; or

(3)     which is or was within the actual knowledge of the Purchaser;

(e) if the Claim arises or is increased directly as a result of any act or omission of or on behalf of the Seller in the ordinary course of business (and subject to the Seller complying with its obligations under clause 5.1) and where the Purchaser has consented to that act or omission under clause 5.1;

(f) if compensation in respect of the Claim is recoverable by the Purchaser under or out of the proceeds of any insurance (or insurance that existed at Completion that the Purchaser has failed to maintain) or the Purchaser has rights of recovery against a third party and recovery is made;

(g) to the extent that the Claim relates to any liabilities that is part of the Disclosures;

(h) to the extent that the Claim has arisen as a result of or in connection with any act or omission by the Purchaser, any Affiliate of the Purchaser or any person acting, or purporting to act on behalf of the Purchaser or any Affiliate of the Purchaser after Completion; or

(i) to the extent that the subject of the Claim has been or is made good or is otherwise compensated for without cost to the Purchaser or any Affiliate of the Purchaser.

8.3     LIMITATION ON CLAIMS

With respect to obligations under clause 8.2:

(a) the maximum aggregate amount the Purchaser may recover from the Seller in relation to this Agreement is an amount equal to $4,050,000; and

(b) in no circumstances will the Seller be liable to the Purchaser for any indirect loss, economic loss, loss of profits or consequential loss or damage whatsoever, however arising.


8.4     MANAGEMENT OF THIRD PARTY CLAIMS

(a) If a claim by a third party against the Purchaser (actual or threatened) may potentially give rise to a Claim by the Purchaser against the Seller for a breach of one of the Seller's Warranties but not otherwise, the Purchaser must notify the Seller in writing of such claim as soon as reasonably practicable.

(b) Within 20 Business Days after receiving a Notice from the Purchaser under paragraph (a) above, the Seller may consult with the Purchaser to ascertain what steps, if any, are reasonable and appropriate to resolve the third party claim.

(c) If the Seller wishes to make an offer for or agree to settlement of any third party claim on behalf of the Purchaser, the Seller must first consult with the Purchaser. If the Purchaser opposes the course of action, Seller cannot proceed with it and the liability of the Seller with respect to the third party claim is limited to the amount or amounts that would have been payable by the Seller under the terms of the proposed offer and settlement proposal.

(d) If the Seller does not wish to dispute (or to continue to dispute) the third party claim on behalf of the Purchaser, the Purchaser must first consult with the Seller before making any offer for or agreeing to any settlement of such a claim.

(e) Subject to paragraph (f), any breach of this clause 8.4 which materially compromises the Seller's ability to dispute or conduct or direct the conduct of any dispute, proceeding, objection, or appeal will result in the Seller being relieved from any liability whatsoever to the Purchaser with respect to the Claim for breach of the Seller's Warranties.

(f) Nothing in this clause 8.4 requires the Purchaser to do anything that would have a material adverse effect on the Purchaser's existing business.



9     EXCLUSION OF OTHER WARRANTIES

9.1     OTHER WARRANTIES EXCLUDED

(a)     For  the avoidance of doubt and without limiting paragraphs (b), (c) and
(d) below, the Purchaser acknowledges that the Seller makes no warranties or representations (express or implied) in relation to the License Interest, the Disclosures or Disclosure Materials, except the Seller's Warranties. In particular, and without limiting in any way the generality of the foregoing, the Purchaser expressly acknowledges that Seller gives no warranty and no representation is made by the Seller in relation to:

(i) any geological, geophysical, engineering, economic, fiscal or other interpretations, opinions, forecasts or evaluations by Seller, Affiliates of the Seller or any other person;

(ii)     future matters, including future or forecast costs, revenue or profits;
(iii)     reserves or life of fields;
(iv)     markets; or

(v) the accuracy, reliability or completeness of any information or material provided to the Purchaser in connection with the License Interest or the transaction contemplated by this Agreement.

(b) In consideration of the Seller entering into this Agreement, the Purchaser represents and warrants to the Seller as at the date of this Agreement, and as at Completion, that the Purchaser has relied on its own investigations in relation to the License Interest and has not relied on any statement (written or oral) or other conduct by or on behalf of the Seller relating to those things except the Seller's Warranties and, in particular, the Purchaser acknowledges that it:

(i) has had, whether directly or indirectly, access to the Data Room containing information about the License Interest; and

(ii) has had been afforded the opportunity to make requests for further information relevant to the License Interest and such information has been supplied, and that this information and access has been granted by the Seller to enable the Purchaser to make its own investigations and form its own views and to rely on those investigations and views in entering into this Agreement, which investigations and views it has relied upon.

(c) The Purchaser agrees that to the extent that it has actual or constructive knowledge of the subject matter of the Seller's Warranties, any breach of the Seller's Warranties will not be enforceable against the Seller to the extent it is shown that the Purchaser knew of inaccuracy, error or omission at the date of this Agreement.

(d) To the extent permitted by law, the Purchaser irrevocably waives any right it may have to bring an action in respect of any contravention of Arizona Revised Statutes Title 10, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any other federal securities laws, any state blue sky laws, or other legislation whatsoever in respect of any statement, representation, conduct or omission by or on behalf of the Seller, its Related Entities or any Affiliates which is not expressly contained in this Agreement.

(e) Subject to any law whatsoever to the contrary and except as provided in the Seller's Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise are excluded and the Seller disclaims all liability in relation to these to the maximum extent permitted by law.


9.2     REMEDIES FOR BREACH OF SELLER'S WARRANTIES OR CLAIMS

Except in circumstances where breach of any of the Seller's Warranties will or may result in the Purchaser not receiving full possession and benefit to the License, free of Security Interests, the Purchaser acknowledges that the sole remedy for a breach of any of the Seller's Warranties or for any other claim in respect of the subject matter of this Agreement whatsoever is damages and it shall not be entitled to defer Completion or rescind or terminate this Agreement.

9.3     RECOVERED AMOUNTS

If after the Seller has made a payment to the Purchaser pursuant to a Claim under the Seller's Warranties, the Purchaser receives a payment or benefit in relation to the fact, matter or circumstances to which the Claim relates, the Purchaser must repay to the Seller the amount received from the Seller or if less, the payment or benefit received by the Purchaser. Any such amounts repaid to the Seller pursuant to this clause will be deemed to increase the Purchase Price payable by the Purchaser under this Agreement.

10     CONFIDENTIALITY

10.1     CONFIDENTIALITY BEFORE COMPLETION

Until a public announcement is made after Completion in accordance with clause 10.2, each party must keep confidential any information about the existence and terms of this Agreement and any draft of this Agreement, or any information obtained under this Agreement or prior to entering into this Agreement, and must not disclose any such information to any person except:

(a) any Affiliate of the party that has a clear need to use that information;

(b) any director, officer, employee, financier or adviser of the party, or of an associated entity of the party, who has a clear need to use that information;

(c) pursuant to any applicable law, or to any regulatory body or Government Agency, or pursuant to the rules of any stock exchange; or

(d) to the extent necessary to obtain any consent or approval contemplated by this Agreement or the financing of the transaction contemplated herein.

10.2     PUBLIC ANNOUNCEMENTS

(a) No party will make any public announcement or statement concerning this Agreement or Completion without the prior approval of the other party (such approval not to be unreasonably withheld). The parties must in good faith agree at or before Completion the form or forms of press announcements or public statements that they will each make.

(b) Paragraph (a) above does not apply to any disclosure which is required pursuant to any applicable law, or to any regulatory body or Government Agency, or pursuant to the rules of any stock exchange, in which event the disclosing party must seek the other party's approval of the content of the disclosure and give the other party at least 48 hours prior Notice of the required disclosure. The parties will use all reasonable endeavors to agree the terms of the disclosure. Consent of the other party will not be unreasonably withheld.
(c) Seller hereby acknowledges that the Purchaser will be required to file a Current Report on Form 8-K with the United States Securities Exchange Commission shortly after the execution of this Agreement that will report on the same.


11     PURCHASER'S WARRANTIES

The Purchaser represents and warrants to the Seller that, as at the date of this Agreement and as at Completion, each of the Purchaser's Warranties is accurate.

12     INDEMNITY AND BREACH

12.1     SELLER'S INDEMNITY

The Purchaser must indemnify and keep indemnified the Seller against any Claim suffered or incurred by the Seller, which arises from (and any costs, charges or expenses incurred by the Seller in connection with) any breach of, or default under this Agreement by the Purchaser.

12.2     SELLER'S REMEDIES

Subject to clause 12.3, if the Purchaser fails to comply with any term of this Agreement, without limiting the remedies available to the Seller, the Seller may do any or all of the following:

(a)     terminate  this  Agreement;

(b)     sue  the  Purchaser  for  breach;  or

(c) without further Notice to the Purchaser, retain the Purchase Price or resell the License Interest by any means the Seller determines and claim and recover from the Purchaser any amount by which the proceeds of such sale (less all incidental expenses) is less than the Purchase Price.

12.3     NOTICE OF BREACH

The Seller will not take any action described in clause 12.2 unless the Seller has first given Notice to the Purchaser setting out full details of the default requesting that the Purchaser remedies the default with 30 days after the date of the Notice and the Purchaser fails to remedy the default within that period.

12.4     LIMITATION ON CLAIMS

With  respect  to  obligations  under  clause  12.1:

(a) the maximum aggregate amount the Seller may recover from the Purchaser in relation to this Agreement is an amount equal to the Purchase Price; and

(b) in no circumstances will the Purchaser be liable to Seller for any indirect loss, economic loss, loss of profits or consequential loss or damage whatsoever, however arising.

12.5     PURCHASER'S INDEMNITY

Subject to the limitations in clauses 8 and 9, the Seller must indemnify, and keep indemnified, the Purchaser against any Claim suffered or incurred by the Purchaser which arises from (and any costs, charges or expenses incurred by the Purchaser in connection with) any breach of, or default under, this Agreement by the Seller.

13     TAXATION

13.1     GST

The Seller and the Purchaser agree that the supply of the License Interest by the Seller to the Purchaser is the supply of a going concern and is for consideration, provided however that if for any reason GST is deemed applicable to the Purchase Price by any body competent to do so the Purchaser shall be liable for the payment of such GST.

In all cases, the following principles apply when determining the amount payable (the "PAYMENT") for anything supplied pursuant to this Agreement:

(a) If GST is payable in relation to the supply the amount payable will be the consideration specified in this Agreement plus GST (if any).

(b) If the Payment is determined by reference to any liability or cost incurred by a party (the PAYEE), the relevant amount is the actual amount incurred by the Payee less the amount of any GST input tax credit the Payee is entitled to claim in respect of that liability.

(c) If the Payment is a reimbursement or indemnification of a loss determined by reference to revenue earned less costs incurred, the revenue will be the revenue earned net of GST and the costs will be determined in accordance with paragraph (b) above.


13.2     RECOGNITION OF INCOME AND EXPENSES

The  Seller  and  Purchaser  agree  that:

(a) the Seller will recognize the income and expenditures attributable to the License Interest for Tax (excluding Petroleum Resource Rent Tax) purposes for the period up to and including the Completion Date; and

(b) the Purchaser will recognize the income and expenditures attributable to the License Interest after the Completion Date for Tax (excluding Petroleum Resource Rent Tax) purposes.

The Seller and the Purchaser agree to file all Tax (excluding Petroleum Resource Rent Tax) returns on this basis.



14     COSTS AND EXPENSES

14.1     STAMP DUTY AND REGISTRATION FEES

(a)     The Purchaser must pay:

(1)     any  stamp  duty;  and

(2)     all  registration  fees  under  the  Petroleum  Legislation,

in respect of the execution, delivery and performance of this Agreement, the Deed of Assignment and Assumption or any other agreement or document entered into or signed in order to effect the transactions contemplated by this Agreement.

(b) The Purchaser agrees to proceed diligently and expeditiously to submit all documents associated with the sale and purchase evidenced by this Agreement required to be submitted for stamping for an assessment of stamp duty and will keep the Seller apprised of progress in that regard.


14.2     COSTS AND EXPENSES

Subject to clause 14.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution and delivery of this Agreement and of any other agreement or document entered into or signed in order to effect the transactions contemplated by this Agreement.

15     MERGER

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any such transaction.



16     ASSIGNMENT

The rights and obligations of the Purchaser under this Agreement may be assigned, encumbered or otherwise disposed of, with the prior written consent of the Seller, which cannot be unreasonably withheld.



17     FURTHER ASSURANCES

Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.



18     ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.



19     WAIVER

No failure to exercise or any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.


20     NOTICES

Any notice, demand, consent or other communication (a "NOTICE") given or made under this Agreement:

(a)     must be in writing and signed by a person duly authorized by the sender;

(b) must, if communicated by posting or faxing, be acknowledged by electronic mail sent on the day that such faxing or posting occurs;

(c) must be delivered to the intended recipient by prepaid post (or, if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

(1)     Liberty Petroleum Corporation:

        Suite 540, 10851 North Black Canyon Highway
        Phoenix, Arizona, 85029 USA
        Attention:     Mr. Lane Franks
        Fax No:     +1 602 864-6690
        Email:          lane@libertypetroleumcorporation.com

(2)     Santos Resource Corp:

        Suite 1700, One Riverway Drive,
        Houston, Texas, 77056 USA
        Attention:     Mr. Michael Dahlke
        Fax No:     +1 713 622-1937
        Email:          miked@staroilcompany.com


(d)     will  be  taken  to  be  duly  given  or  made:

(1)     in the case of delivery in person, when delivered;

(2) in the case of delivery by post 2 Business Days after the date of posting (if posted to an address in the same country) or 7 Business Days after the date of posting (if posted to an address in another country);

(3) in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number and indicating that the transmission had been made without error, but if the result is that a Notice would be taken to be given or made on a day which is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.

21     GOVERNING LAW AND JURISDICTION

THE LAW OF THE STATE OF TEXAS GOVERNS THIS AGREEMENT AND EACH PARTY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THAT STATE AND THOSE COURTS EMPOWERED TO HEAR APPEALS THEREFROM IN CONNECTION WITH ALL MATTERS CONCERNING THIS AGREEMENT.



22     COUNTERPARTS

This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument. Any signature page of a counterpart may be detached without impairing the legal effect of the signature thereon and attached to another counterpart identical in form but having attached to it one or more additional signature pages executed by the other party.

EXECUTED BY THE PARTIES AS AN AGREEMENT:



BY
LIBERTY PETROLEUM CORPORATION




Witness     Authorized signatory
            --------------------


Name and address (please print)     Name (please print)
-------------------------------     -------------------



BY
SANTOS RESOURCE CORP.




Witness     Authorized signatory
            --------------------


Name and address (please print)     Name (please print)
-------------------------------     -------------------
                                        22
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SCHEDULE 1 - SELLER'S WARRANTIES

1     CORPORATE STANDING OF SELLER

1.1 The Seller is duly incorporated and validly exists under the law of its place of incorporation.

1.2 The Seller has full corporate power and authority to own and sell the License Interest.

1.3 The Seller is solvent and no receiver has been appointed over any part of the Seller's License Interest and no such appointment has been threatened.

1.4 The Seller is not in liquidation or under official management and no proceedings have been brought or threatened for the purpose of winding-up the Seller or placing it under official management.

2     DUE AUTHORIZATION

2.1 The execution and delivery of this Agreement has been properly authorized by all necessary corporate action of the Seller.

2.2 The Seller has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

2.3 This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms by appropriate legal remedy.

2.4 This Agreement and Completion does not conflict with or result in a breach of or default under any provision of the constitution of the Seller or any material term or provision of any agreement or deed or any writ, order or injunction, judgment law, rule or regulation to which it is a party or is subject or by which it is bound.

3     LICENSE INTEREST

3.1 The Seller has good title to the License Interest and in the License or will have upon receiving full and proper Ministerial grant of the License.

3.2 The Seller has legal and beneficial ownership of the License and the License Interest or will have upon receiving full and proper Ministerial grant of the License and the Seller's legal and beneficial ownership of the License Interest is and will be free and clear of all Security Interests.

4     MATERIAL BREACH

To the best of the knowledge of the Seller, the Seller has received no notice of any material breach in relation to any of its obligations under the License or Petroleum Legislation.
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5     ABSENCE OF LITIGATION

5.1     To  the  best  of  the  knowledge  of  the  Seller:

(a) there is no subsisting litigation between the Seller and any other person affecting the License or the License Interest; and

(b) as at the date of this Agreement, there are no disputes, claims or demands between the Seller and any other person which are likely to give rise to litigation affecting the License or the License Interest.

5.2 To the best of the knowledge of the Seller, there is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against the Seller affecting the License or the License Interest.

5.3 To the best of the knowledge of Seller, there is no suit, action or other proceeding pending or threatened before any Government Agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement.

6     ACCURACY OF INFORMATION

The information located in the Data Room was prepared in good faith and made available to the Purchaser for the purpose of assisting it in making an assessment of the value of the License Interest and Seller has deliberately not:

(a)     omitted anything material from the Data Room or other Disclosure
Material; or

(b) included anything materially misleading in the Data Room or other Disclosure Material.

7     ENVIRONMENTAL

To the best of the knowledge of the Seller, as at the date of this Agreement, the Seller has not received any Notice of any civil, criminal or administrative action, or other proceeding or suit, under any law relating to the environment applicable to the License which is current, pending or threatened.

8.     SECURITIES  LAW  MATTERS

The Seller (i) acknowledges that it has received recent filings by Purchaser with the U.S. Securities and Exchange Commission regarding the business, plans, financial condition, properties, operations and prospects of Purchaser, and that it believes that it has been and will be given full access to all material information concerning the financial condition, properties, operations and prospects of Purchaser, and has had an opportunity to ask such questions of, and to receive such information from, Purchaser as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; (ii) has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of shares of Purchaser's Common Stock; (iii) has reviewed its financial condition and commitments and that, based on such review, the Seller is satisfied that it (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of the shares of Purchaser's Common Stock to be received to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of such shares for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that the Seller could bear the loss of the entire value of the shares of Purchaser's Common Stock to be received; (iv) is acquiring such shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of such shares; (v) understands that the shares of Purchaser's Common Stock to be received have not been registered under the Securities Act of 1933 or any state securities laws and therefore such shares are "restricted" under such laws; and
(vi)  has  not  offered  or sold any portion of the shares of Purchaser's Common
Stock to be received and has no present intention of reselling or otherwise disposing of any portion of such shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.
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SCHEDULE 2 - DISCLOSURES

1     The Data Room Documentation.

2     All information publicly available (by searches at public registers or otherwise).

3 All other information and data provided or communicated to the Purchaser in writing, its Related Entities, representatives, advisers or employees by the Seller, its Related Entities, representatives, advisers or employees or any other person, before the date of this Agreement.
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SCHEDULE 3 - PURCHASER'S WARRANTIES

1     THE PURCHASER

1.1 The Purchaser is duly incorporated and validly exists under the law of its place of incorporation.

1.2 The Purchaser is not insolvent and no receiver has been appointed and no controller has any right over any part of its assets and no such appointment has been threatened.

1.3 The Purchaser is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of winding-up the Purchaser or placing it under official management.

2     DUE AUTHORIZATION OF PURCHASER

2.1 The execution and delivery of this Agreement has been properly authorized by all necessary corporate action of the Purchaser.

2.2 The Purchaser has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

2.3 This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms by appropriate legal remedy.

2.4 This Agreement and Completion does not conflict with or result in a breach of or default under any provision of the constitution of the Purchaser or any material term or provision of any agreement or deed or the writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.



ANNEXURE A - ROYALTY GRANT DEED

ANNEXURE B - DEED OF ASSIGNMENT AND ASSUMPTION

ANNEXURE C - SIX-MONTH PROMISSORY NOTE

ANNEXURE D - NINE-MONTH PROMISSORY NOTE

ANNEXURE E - ESCROW AGREEMENT

ANNEXURE F - COMMON STOCK LEAKAGE AGREEMENT

ANNEXURE G - BIDDING DOCUMENT
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